Exhibit 99






Release Date:                                             Further Information:

IMMEDIATE RELEASE                                         David J. Bursic
April 24, 2007                                            President and CEO -or-
                                                          Pamela M. Tracy
                                                          Investor Relations
                                                          Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


      WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on April 24, 2007 declared a regular $0.16 cash dividend on the common stock of the Company, payable on May 24, 2007 to the stockholders of record at the close of business on May 14, 2007.

      WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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